NEITHER THIS WARRANT NOR ISSUANCE OF THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF TO THE HOLDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 24.


No. W-2 Right to Purchase 958,333 Shares of Common Stock of Dwango North America Corp.


                           DWANGO NORTH AMERICA CORP.

                          COMMON STOCK PURCHASE WARRANT


                  DWANGO NORTH AMERICA CORP., a Nevada corporation, hereby certifies that, for value received, ALEXANDRA GLOBAL MASTER FUND LTD. or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., New York City time, on the Expiration Date (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), 958,333 fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Purchase Price. The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

                  As used herein the following capitalized terms, unless the context otherwise requires, have the following respective meanings:

                  "Aggregate Purchase Price" means at any time an amount equal to the product obtained by multiplying (x) the Purchase Price TIMES (y) the number of shares of Common Stock for which this Warrant may be exercised at such time.

                  "Aggregation  Parties"  shall  have the  meaning  provided  in
         Section 1(c).

                  "AMEX" means the American Stock Exchange, Inc.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

                  "Common Stock" includes the Company's Common Stock, par value $.001 per share, (and any purchase rights issued with respect to the Common Stock in the future) as authorized on the date hereof, and any other securities into which or for which the Common Stock (and any such rights issued with respect to the Common Stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock.

                  "Common Stock Equivalents" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

                  "Company" shall include Dwango North America Corp., a Nevada corporation, and any corporation that shall succeed to or assume the obligations of Dwango North America Corp. hereunder in accordance with the terms hereof.

                  "Current Fair Market Value" means when used with respect to the Common Stock as of a specified date with respect to each share of Common Stock, the average of the closing prices of the Common Stock sold on all securities exchanges (including the Nasdaq and the Nasdaq SmallCap) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) in an arms'-length transaction for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

                  "Excluded Shares" shall have the meaning provided in Section 1(c).

                  "Expiration Date" means March 19, 2008.

                  "Issuance Date" means the date of original issuance of this Warrant.

                  "Nasdaq" means the Nasdaq National Market.

                  "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "Note Purchase Agreement" means the Note Purchase Agreement, dated as of March 19, 2004, by and between the Company and the original Holder of this Warrant.

                  "Notes" means any of the 9% Senior Convertible Notes due 2007 issued by the Company pursuant to the Note Purchase Agreement and the Other Notes, if any.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Other Notes" shall have the meaning provided in the Notes.

                  "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4.

                  "Other Warrants" means the Common Stock Purchase Warrants (other than this Warrant) issued or issuable by the Company pursuant to the Note Purchase Agreement and issued or issuable by the Company in connection with the Other Notes.

                  "Person"  means  an  individual,   partnership,   corporation,
         limited liability company, trust, unincorporated organization, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, governmental agency or any other form of entity not specifically listed herein.

                  "Placement Agent Warrants" shall have the meaning provided in the Notes.

                  "Purchase  Price"  means  $1.20,   subject  to  adjustment  as
         provided in this Warrant.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registration Period" shall have the meaning provided in the Note Purchase Agreement.

                  "Registration Statement" shall have the meaning provided in the Note Purchase Agreement.

                  "Restricted Ownership Percentage" shall have the meaning provided in Section 1(c).

                  "Restricted Securities" means securities that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act (or any successor provision).

                  "Reorganization Event" means the occurrence of any one or more of the following events:

                  (i) any consolidation, merger or similar transaction of the Company or any Subsidiary with or into another entity (other than a merger or consolidation or similar transaction of a Subsidiary into the Company or a wholly-owned Subsidiary); or the sale or transfer of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

                  (ii) the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive securities of any other Person (whether by means of a Tender Offer, liquidation, consolidation, merger, share exchange, combination, reclassification, recapitalization, or otherwise); or

                  (iii) the acquisition by a Person or group of Persons acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

                  "Rule 144A" means Rule 144A as promulgated under the 1933 Act.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC Effective Date" shall have the meaning provided in the Note Purchase Agreement.

                  "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Tender Offer" means a tender offer, exchange offer or other offer by the Company to repurchase outstanding shares of its capital stock.

                  "Trading Day" means at any time a day on which any of a national securities exchange, Nasdaq or such other securities market as at such time constitutes the principal securities market for the Common Stock is open for general trading of securities.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of this Warrant.

                  1.    EXERCISE OF WARRANT.

                  (A) EXERCISE. This Warrant may be exercised by the Holder in whole at any time or in part from time to time on or before the Expiration Date by (x) surrendering this Warrant to the Company, (y) giving a subscription form in the form of EXHIBIT 1 to this Warrant (duly executed by the Holder) to the Company, and (z) making payment, in cash or by certified or official bank check payable to the order of the Company, or by wire transfer of funds to the account of the Company, in any such case, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised. The subscription form may be surrendered by telephone line facsimile transmission to such telephone number for the Company as shall have been specified in writing to the Holder by the Company; PROVIDED, HOWEVER, that if the subscription form is given to the Company by telephone line facsimile transmission the Holder shall send an original of such subscription form to the Company within ten Business Days after such subscription form is so given to the Company; PROVIDED FURTHER, HOWEVER, that any failure or delay on the part of the Holder in giving such original of any subscription form shall not affect the validity or the date on which such subscription form is so given by telephone line facsimile transmission.

                  (B) NET EXERCISE. The Holder may elect to exercise this Warrant, in whole at any time or in part from time to time, by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof, upon surrender of the subscription form annexed hereto (duly executed by the Holder) to the Company (followed by surrender of this Warrant to the Company within three Trading Days after surrender of such subscription form), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                 X = Y X (A - B)
                                   -----------
                                        A

where,

                  X = the number of shares of Common Stock to be issued to the Holder

                  Y = the number of shares of Common Stock as to which this Warrant is to be exercised

                  A = the Current Fair Market Value of one share of Common Stock calculated as of the last Trading Day immediately preceding the exercise of this Warrant

                  B =      the Purchase Price

                  (C) 9.9% LIMITATION. (1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon exercise pursuant to the terms hereof at any time shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein (the "Excluded Shares"), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of the Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by the Holder for purposes of determining whether a group exists or for purposes of determining the Holder's beneficial ownership (the "Aggregation Parties"), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by the Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by the Holder as provided herein, the "Restricted Ownership Percentage"). The Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.9%. If at any time the limits in this Section 1(c) make this Warrant unexercisable in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon exercise of this Warrant as and when shares of Common Stock may be issued in compliance with such restrictions.

                  (2) For purposes of this Section 1(c), in determining the number of outstanding shares of Common Stock at any time the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's then most recent Form

 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Company or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversion or exercise of Common Stock Equivalents by any Person, including the Holder, which are not reflected in the preceding clauses (1) through (3). Upon the written request of the Holder, the Company shall within three Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the Notes and the Warrants, by the Holder or its affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.


                  2. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise of this Warrant and in any event within five Trading Days thereafter, upon the terms and subject to the conditions of this Warrant, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Current Fair Market Value of one full share, together with any other stock or Other Securities or any property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise. The Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock (or Other Securities) or payment of cash upon exercise of this Warrant (other than income taxes imposed on the Holder). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant or payment of cash to any Person other than the Holder, and in case of such transfer or payment the Company shall not be required to deliver any certificate for shares of Common Stock (or Other Securities) upon such exercise or pay any cash until such tax or charge has been paid or it has been established to the Company's reasonable satisfaction that no such tax or charge is due. Upon exercise of this Warrant as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise. If the Company fails to issue and deliver the certificates for the Common Stock to the Holder pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law, the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, fees and expenses of legal counsel, incurred by the Holder as a result of such failure.

                  3. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.; RECLASSIFICATION, ETC. In case at any time or from time to time on or after the Issuance Date, all the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

                  (a) other or additional stock, rights, warrants or other securities or property (other than cash) by way of dividend, or

                  (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

                  (c) other or additional stock, rights, warrants or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than (i) additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5) and (ii) rights or warrants to subscribe for Common Stock at less than the Current Fair Market Value (adjustments in respect of which are provided in Section 6), then and in each such case the Holder, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock, rights, warrants and Other Securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which the Holder would hold on the date of such exercise if on the date thereof the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and all such other or additional stock, rights, warrants and Other Securities and property (including cash in the case referred to in subdivisions
(b) and (c) of this Section 3) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by
Section 4.

                  4.    EXERCISE UPON A REORGANIZATION  EVENT.  In  case  of any
 Reorganization Event the Company shall, as a condition precedent to the consummation of the transactions constituting, or announced as, such Reorganization Event, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant (in lieu of the shares of Common Stock of the Company and Other Securities or property purchasable and receivable upon exercise of the rights represented hereby immediately prior to such transaction) to purchase the kind and amount of shares of stock and Other Securities and property (including cash) receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such Reorganization Event. Any such provision shall include provisions for adjustments in respect of such shares of stock and Other Securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The provisions of this Section 4 shall apply to successive Reorganization Events.

                  5. ADJUSTMENT FOR CERTAIN EXTRAORDINARY EVENTS. In the event that on or after the Issuance Date the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise immediately prior to such issuance by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

                  6. ISSUANCE OF RIGHTS OR WARRANTS TO COMMON STOCKHOLDERS AT LESS THAN CURRENT FAIR MARKET VALUE. In case the Company shall on or after the Issuance Date issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Fair Market Value on the record date fixed for the determination of stockholders entitled to receive such rights or warrants, then

                  (a) the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect at the opening of business on the day after such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Fair Market Value, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase; and

                  (b) the number of shares of Common Stock which the Holder may thereafter purchase upon exercise of this Warrant at the opening of business on the day after such record date shall be increased to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such adjustment in the Purchase Price pursuant to clause (a) of this Section 6 BY (y) the
         Purchase Price in effect immediately after such adjustment in the Purchase Price pursuant to clause (a) of this Section 6.

Such adjustment shall become effective immediately after the opening of business on the day following the record date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be readjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to be the number which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Fair Market Value, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  7. ISSUANCE AT LESS THAN CURRENT FAIR MARKET VALUE. (a) In case at any time on or after the Issuance Date the Company shall issue shares of its Common Stock or Common Stock Equivalents (collectively, the "Newly Issued Shares"), other than an issuance pro rata to all holders of its outstanding Common Stock (adjustments for which are provided in Sections 5 and 6) and other than an issuance in respect of which Section 9 is applicable, at a price below the Current Fair Market Value of the Common Stock at the time of such issuance, then following such issuance of Newly Issued Shares the Purchase Price shall be reduced as provided in clause (b) of this Section 7 and the number of shares of Common Stock which may be issued upon exercise of this Warrant shall be increased as provided in clause (c) of this Section 7.

                  (b) The reduction in the Purchase Price following any such adjustment shall be determined by multiplying the Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) PLUS (2) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company for the number of Newly Issued Shares would purchase at a price equal to the Current Fair Market Value of the Common Stock at the time of such issuance, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) PLUS (Y) the number of Newly Issued Shares. The adjustment provided for in this Section 7(b) may be expressed as the following mathematical formula:

                              ( O +(C / FMV)) x PP
                               --------------
                     NPP =       ( O + N )

where,

         C        =        aggregate consideration received by the Company for
                           the Newly Issued Shares

         N        =        number of Newly Issued Shares

         O        =        number of shares of Common Stock  outstanding  (on a
                           fully diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares

         FMV      =        Current Fair  Market Value of the Common Stock at the
                           time of  issuance  of the Newly Issued Shares

         PP       =        Purchase  Price immediately  prior to the issuance of
                           the Newly Issued Shares

         NPP      =        Purchase Price  immediately after the issuance of the
                           Newly Issued Shares

                  (c) If the Purchase Price is reduced in connection with the issuance of Newly Issued Shares as provided in Section 7(b), then the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be increased at the time of such reduction in the Purchase Price to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such issuance of Newly Issued Shares BY (y) the Purchase Price in effect immediately after such issuance of Newly Issued Shares after giving effect to such reduction in the Purchase Price pursuant to Section 7(b).

                  (d) Notwithstanding the foregoing, no adjustment shall be made under this Section 7 by reason of:

                  (1) the issuance by the Company of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment required by Section 5 is made and (ii) the Company shall have given notice thereof to the Holder pursuant to Section 14;

                  (2) the issuance by the Company of the Notes, the Other Notes, the Warrants or the Other Warrants or shares of Common Stock upon conversion of the Notes, or the Other Notes or upon exercise of this Warrant or the Other Warrants or in accordance with the terms hereof and thereof or any other issuance of securities solely to the Holder occurring on or before August 31, 2004;

                  (3) the issuance by the Company of shares of Common Stock in payment of interest on the Notes in accordance with the terms thereof;

                  (4) the issuance of Common Stock upon conversion, exercise or exchange of Common Stock Equivalents outstanding on the Issuance Date; or

                  (5) the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under a stock option, equity compensation or similar plan duly adopted by the Board of Directors; or

                  (6) the issuance by the Company of the Placement Agent Warrants or shares of Common Stock upon exercise of the Placement Agent Warrants in accordance with the terms hereof and thereof.

                  8. ADJUSTMENT FOR CERTAIN ISSUANCES. (a) If at any time on or before March 19, 2005 the Company issues shares of Common Stock or Common Stock Equivalents that are not registered for sale by the Company in such offering under the 1933 Act or issues shares of Common Stock or Common Stock Equivalents in an offering of a type commonly known as a PIPE or an equity line, in any such case in an amount which, together with all other offerings by the Company that would be integrated with such offering for purposes of Regulation D under the 1933 Act, results in gross proceeds to the Company of at least $250,000, at a price per share at which the Company sells such shares of Common Stock or the price per share at which the holders of such Common Stock Equivalents are entitled to acquire shares of Common Stock upon conversion or exercise thereof which is less than the Purchase Price in effect at the time of such issuance, then following such issuance the Purchase Price shall be reduced to the price per share (or weighted average price per share, if such shares are issued, or such Common Stock Equivalents may be converted or exercised, at different prices) at which such shares of Common Stock are issued or at which such Common Stock Equivalents may be exercised, if the same is lower than the Purchase Price in effect immediately prior to such issuance. If the Purchase Price is reduced pursuant to this Section 8, then the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be increased at the time of such reduction of the Purchase Price to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such issuance BY (y) the Purchase Price in effect immediately after such issuance after giving effect to such reduction in the Purchase Price pursuant to this Section 8.

                  (b) If any adjustment in the Purchase Price is made pursuant to this Section 8 in respect of any issuance of shares of Common Stock or Common Stock Equivalents, no adjustment in the Purchase Price or the number of shares of Common Stock issuable upon exercise of this Warrant shall be made by reason of such issuance pursuant to Section 8.

                  (c) Notwithstanding the foregoing, no adjustment shall be made under this Section 8 by reason of:

                  (1) the issuance by the Company of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment required by Section 5 is made and (ii) the Company shall have given notice thereof to the Holder pursuant to Section 14;

                  (2) the issuance by the Company of the Notes, the Other Notes, the Warrants or the Other Warrants or shares of Common Stock upon conversion of the Notes, or the Other Notes or upon exercise of this Warrant or the Other Warrants or in accordance with the terms hereof and thereof or any other issuance of securities solely to the Holder occurring on or before August 31, 2004;

                  (3) the issuance by the Company of shares of Common Stock in payment of interest on the Notes in accordance with the terms thereof;

                  (4) the issuance of Common Stock upon conversion, exercise or exchange of Common Stock Equivalents outstanding on the Issuance Date; or

                  (5) the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under a stock option, equity compensation or similar plan duly adopted by the Board of Directors; or

                  (6) the issuance by the Company of the Placement Agent Warrants or shares of Common Stock upon exercise of the Placement Agent Warrants in accordance with the terms hereof and thereof.

                  9.    EFFECT  OF  RECLASSIFICATION,  CONSOLIDATION,  MERGER OR
 SALE. (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that (x) this Warrant shall thereafter entitle the Holder to purchase the kind and amount of shares of stock and Other Securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon exercise of this Warrant
 (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to exercise this Warrant) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (PROVIDED that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 9 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares), (y) in the case of any such successor or purchasing Person, upon such consolidation, merger, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Warrant and the Note Purchase Agreement and (z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and Other Securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, combination or sale. Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such written agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

         (b)      The above  provisions of this Section 9 shall similarly  apply
 to   successive   reclassifications,    changes,    consolidations,    mergers,
 combinations, sales and conveyances.

         (c) If this Section 9 applies to any event or occurrence, Section 4 shall not apply to such event or occurrence.

                  10. TAX ADJUSTMENTS. The Company may make such reductions in the Purchase Price, in addition to those required by Sections 3, 4, 5, 6, 7 and 8, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  11. MINIMUM ADJUSTMENT. (a) No adjustment in the Purchase Price (and no related adjustment in the number of shares of Common Stock which may thereafter be purchased upon exercise of this Warrant) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All such calculations under this Warrant shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

                  (b) No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

                  12. NOTICE OF ADJUSTMENTS. Whenever the Purchase Price is adjusted as herein provided, the Company shall promptly, but in no event later than five Trading Days thereafter, give a notice to the Holder setting forth the Purchase Price and number of shares of Common Stock which may be purchased upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment but which such statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  13. FURTHER ASSURANCES. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

                  14. NOTICE TO HOLDER PRIOR TO CERTAIN ACTIONS. In case on or after the Issuance Date:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

                  (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                  (c) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a subscription form to exercise this Warrant in whole or in part that is contingent on the completion of such action.

                  15. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

                  16. TRANSFER OF WARRANT. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder in Person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed accompanied by an assignment form in the form attached to this Warrant, or other customary form, duly executed by the transferring Holder.

                  17. REGISTER OF WARRANTS. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder), a register in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the Person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

                  18. EXCHANGE OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 16, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

                  19. REPLACEMENT OF WARRANT. On receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security), or (b) in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor without charge to the Holder.

                  20. WARRANT AGENT. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock as the Company's agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, and the Company may, by written notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to Section 18, and replacing this Warrant pursuant to Section 19, or any of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

                  21. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  22. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Common Stock (or Other Securities) purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

                  23. NOTICES, ETC. All notices and other communications from the Company to the Holder shall be mailed by first class certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder or at the address shown for the Holder on the register of Warrants referred to in Section 16.

                  24. TRANSFER RESTRICTIONS. This Warrant has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Warrant may not be transferred unless (1) the transferee is an "accredited investor" (as defined in Regulation D under the 1933 Act) or a QIB in a transfer that meets the requirements of Rule 144A and
(2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Warrant may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement (as defined in the Note Purchase Agreement) and the prospectus included therein, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. If such transfer is intended to assign the rights and obligations under Sections 5, 8, 9 and 10 of the Note Purchase Agreement, such transfer shall otherwise be made in compliance with Section 10(j) of the Note Purchase Agreement.

                  25. RULE 144A INFORMATION REQUIREMENT. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and the holder of any shares of Common Stock issued upon exercise of this Warrant which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of this Warrant from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Warrant without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

                  26. LEGEND. Unless theretofore registered for resale under the 1933 Act, each certificate for shares issued upon exercise of this Warrant shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the 1933 Act, or an opinion of counsel that registration is not required under the 1933 Act.

                  27. AMENDMENT; WAIVER. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Notwithstanding anything to the contrary contained herein, no amendment or waiver shall increase or eliminate the Restricted Ownership Percentage, whether permanently or temporarily, unless, in addition to complying with the other requirements of this Warrant, such amendment or waiver shall have been approved in accordance with the General Corporation Law of the State of Nevada and the Company's By-laws by holders of the outstanding shares of Common Stock entitled to vote at a meeting or by written consent in lieu of such meeting.

                  28. MISCELLANEOUS. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York. The headings, captions and footers in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  29. ATTORNEYS' FEES. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on its behalf by one of its officers thereunto duly authorized.

Dated: March 19, 2004                               DWANGO NORTH AMERICA CORP.



                                                    By: Rick J. Hennessey
                                                        ---------------------
                                                        Name:  Rick J. Hennessey
                                                        Title: CEO

77.17.04.31-2
                                   ASSIGNMENT

                  For value        hereby  sell(s),  assign(s)  and  transfer(s)
                           -------
 unto          (Please insert social security or other Taxpayer  Identification
     ---------
 Number of assignee:       ) the attached original, executed Warrant to purchase
                    -----
 share of Common Stock of Dwango North America Corp., a Nevada corporation (the "Company"), and hereby irrevocably constitutes and appoints
                                                                   -------------
 attorney to transfer the Warrant on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the Warrant within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Warrant is being transferred:

         [        ]       To the Company or a subsidiary thereof; or

         [        ]       To a QIB pursuant to and in compliance with Rule 144A;
                          or

         [        ]       To an "accredited  investor" (as defined in Regulation
                          D under the 1933 Act) pursuant to and in compliance with the 1933 Act; or

         [        ]       Pursuant to and in compliance  with Rule 144 under the
                          1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Warrant is not being transferred to an "affiliate" (as defined in Rule 144 under the 1933 Act) of the Company.

         [        ]       The transferee is an affiliate of the Company.

                  Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Warrant.



Dated:                                              NAME:
       -----------                                       -----------------------




                                                         -----------------------
                                                                 Signature(s)

                                                                       EXHIBIT 1

                              FORM OF SUBSCRIPTION

                           DWANGO NORTH AMERICA CORP.

                   (To be signed only on exercise of Warrant)

TO:      Dwango North America Corp.
         200 West Mercer Street
         Suite 501
         Seattle, Washington 98119

         Attention:  Chief Executive Officer

         Facsimile No.: (206) 286-1442

         1.       The  undersigned  Holder of the  attached  original,  executed
 Warrant  hereby  elects to exercise its purchase  right under such Warrant with
 respect to                shares (the  "Exercise  Shares") of Common Stock,  as
            --------------
 defined in the Warrant, of Dwango North America Corp., a Nevada corporation (the "Company").

         2.       The undersigned Holder (check one):

         __ (a) elects to pay the Aggregate Purchase Price for such shares of Common Stock (i) in lawful money of the United States or by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the
                  amount of $              , or (ii) by wire  transfer of United
                             -------------
                  States  funds to the  account of the Company  in the amount of
                  $              ,  which  transfer  has  been  made  before  or
                   -------------
                  simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

                  or

         __ (b) elects to receive shares of Common Stock having a value equal to the value of the Warrant calculated in accordance with Section 1(b) of the Warrant.

         3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name(s) as is specified below:

         Name:
                  --------------------------------------------

         Address:
                  --------------------------------------------

                  --------------------------------------------


                                      1-1

         Social Security or Tax Identification Number (if any):

         ---------------------------------------



Dated:
        ----------------------------------------
                                                 (Signature must conform to
                                                     name of Holder as specified
                                                     on the face of the Warrant)


                                                 -------------------------------

                                                 -------------------------------
                                                            (Address)



                                   1-2